         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL __, 1998

                                                    REGISTRATION NO. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ---------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            ---------------------

                          LITTLEFIELD, ADAMS & COMPANY
             (Exact name of Registrant as specified in its charter)

                            ---------------------


                NEW JERSEY                               22-1469846
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

  6262 EXECUTIVE BLVD., HUBER HEIGHTS, OH                 45424
 (Address of Principal Executive Offices)               (Zip Code)

                   LITTLEFIELD, ADAMS & COMPANY INCENTIVE PLAN
                            (Full title of the plans)

                                 WARREN L. RAWLS
                          LITTLEFIELD, ADAMS & COMPANY
                              6262 EXECUTIVE BLVD.
                            HUBER HEIGHTS, OHIO 45424
                     (Name and address of agent for service)

                                 (937) 236-0660
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Charles B. Friedman, Esq.
                        Zimet, Haines, Friedman & Kaplan
                                 460 Park Avenue
                            New York, New York 10022
                                 (212) 486-1700

                            ---------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                               PROPOSED MAXIMUM
    TITLE OF SECURITIES TO BE          AMOUNT TO BE                OFFERING              PROPOSED MAXIMUM           AMOUNT OF
           REGISTERED                   REGISTERED              PRICE PER SHARE      AGGREGATE OFFERING PRICE   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $1.00
            per share               759,000 shares (1)            $1.90 (2)                 $1,444,563               $437.75
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $1.00
            per share               205,356 shares (3)            $1.59 (4)                $327,286 (4)              $99.18
====================================================================================================================================

-------------------------
(1) Represents shares issuable upon exercise of options previously granted and currently outstanding under the Littlefield, Adams & Company Incentive Plan (the "Plan").
(2) Represents the weighted average exercise prices of the options referred to in (1) above.
(3)     Represents shares available for future grants under the Plan.
(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, based on the average of the bid and ask prices of the Common Stock on March 27, 1998, as reported on the NASD Electronic Bulletin Board.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this Registration Statement by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) The description of the Registrant's Common Stock, par value $1.00 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 9, 1981, as amended; and

         (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers

         Section 14A:2-7 of the New Jersey Business Corporation Act ("New Jersey Law") permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting the personal liability of a director or officer to the Corporation or its shareholders for monetary damages for breach of any duty owed to the corporation or its shareholders as a director, other than for any breach of duty based upon an act or omission (a) in breach of a duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. The Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the fullest extent permitted by New Jersey Law.

         Section 14A:3-5 of New Jersey Law ("Section 14A:3-5"), in summary, empowers, and in certain cases requires, a New Jersey corporation, within certain limitations, to indemnify its officers and directors against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by them in connection with certain lawsuits and proceeding if they acted, in good faith, for a purpose they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         Reference is made to Article IX of the Certificate of Incorporation, as amended, of the Registrant for the provisions which the Registrant has adopted relating to indemnification of officers and directors.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

   Exhibit       Description
   -------       -----------

       4.1       Littlefield, Adams & Company Incentive Plan.

       4.2 Form of Stock Option Agreements under the Littlefield, Adams & Company Incentive Plan relating to options which are "incentive options".

       4.3 Form of Stock Option Agreements under the Littlefield, Adams & Company Incentive Plan relating to options which are not "incentive options".

       4.4 Composite Copy of the Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit
                 3.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

       4.5 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

       5.1       Opinion of Zimet, Haines, Friedman & Kaplan.

       23.1      Consent of Arthur Andersen LLP.

       23.2      Consent of counsel, contained in the opinion filed as Exhibit
                 5.1 hereto.


Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huber Heights, Ohio, on this 31st day of March, 1998.

                                          LITTLEFIELD, ADAMS & COMPANY


                                          By:  /s/ Stanley I. Halbreich
                                              ----------------------------------
                                               Stanley I. Halbreich
                                               Chairman, Chief Executive Officer
                                                 and President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.




 /s/ Stanley I. Halbreich                   Chairman of the Board, Chief Executive      March 31, 1998
----------------------------------------    Officer, President and Director
Stanley I. Halbreich                        (Principal Executive Officer)


 /s/ Warren L. Rawls                        Chief Financial Officer, Treasurer,         March 31, 1998
----------------------------------------    Secretary and Director (Principal
Warren L. Rawls                             Financial and Accounting Officer)


 /s/ Michael B. Balber                      Executive Vice President and Director       March 31, 1998
---------------------------------------
Michael B. Balber


 /s/ William E. Goettelman                  Director                                    March 31, 1998
---------------------------------------
William E. Goettelman


 /s/ Martin B. Shifrin                      Director                                    March 31, 1998
---------------------------------------
Martin B. Shifrin

                                  EXHIBIT INDEX


 Exhibit  Description
 -------  -----------

    4.1   Littlefield, Adams & Company Incentive Plan.

    4.2 Form of Stock Option Agreements under the Littlefield, Adams & Company Incentive Plan relating to options which are "incentive options".

    4.3 Form of Stock Option Agreements under the Littlefield, Adams & Company Incentive Plan relating to options which are not "incentive options".

    4.4 Composite Copy of the Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

    4.5 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

    5.1   Opinion of Zimet, Haines, Friedman & Kaplan.

    23.1  Consent of Arthur Andersen LLP.

    23.2 Consent of counsel, contained in the opinion filed as Exhibit 5.1 hereto.